Exhibit 10.3

[BIOSANTE LETTERHEAD]

June 26, 2009

Kingsbridge Capital Limited

P.O. Box 1075

Elizabeth House

9 Castle Street

St. Helier

Jersey, JE42QP

Channel Islands

Attention:  Antony Gardner-Hillman

Re:          Amendment to Registration Rights Agreement

Ladies and Gentlemen:

We refer to that certain Registration Rights Agreement, dated as of December 15,2008 (the “Agreement”), by and between BIOSANTE PHARMACEUTICALS, INC. (the “Company”) and KINGSBRIDGE CAPITAL LIMITED (the “Investor”).  Unless otherwise defined, capitalized terms used in this amendment letter (this “Amendment”) have the meanings provided for in the Agreement.

Each of the undersigned hereby agrees, subject to execution and delivery of this Amendment in the place indicated below, that the Agreement shall be amended as follows:

Section 1.1(a) of the Agreement is hereby amended by adding the following to the end thereof:

“The parties acknowledge that the Company may from time to time become subject to the volume limitations of General Instruction I.B.6. of Form S-3 promulgated by the Commission (the “S-3 Limitation”).  In the event that counsel to the Company determines that the Company is subject to the S-3 Limitation, the Company shall be permitted, subject to prior written notice to, but not the affirmative consent of, the Investor to cause the Shares and the Warrant Shares to be registered on Form S-1 promulgated by the Commission in satisfaction of its obligations to register the Shares and the Warrant Shares hereunder, provided that the Company shall use commercially reasonable efforts to cause the Shares and the Warrant Shares to be registered on Form S-3 at all times during the term hereof during which counsel to the Company determines that the Company is not subject to the S-3 Limitation.”

Section 1.1(e) of the Agreement is hereby replaced in its entirety with the following:

“Deferral or Suspension During a Blackout Period.  Notwithstanding the provisions of Section 1.l(d), if in the good faith judgment of the Company, following consultation with legal counsel, it would be detrimental to the Company or its stockholders for the Registration Statement to be filed or for resales of Registrable Securities to be made pursuant to the Registration Statement due to (i) the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose or incorporate by reference in the Registration Statement and which the Company has not disclosed, or which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect on the Company or its stockholders, or (ii) a filing of a Company-initiated registration of any class of its equity securities, which, in the good faith judgment of the Company, would adversely affect or require premature disclosure of the filing of such Company-initiated registration (notice thereof, a “Blackout Notice”), the Company shall have the right to (A) immediately defer the filing of the Registration Statement for a period of not more than sixty (60) days beyond the date by which such Registration Statement was otherwise required hereunder to be filed or (B) suspend use of such Registration Statement for a period of not more than thirty (30) days (any such deferral or suspension period, a “Blackout Period”).  The Investor acknowledges that it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed (or remain in effect) during a Blackout Period and therefore essential to defer such filing (or suspend the use thereof) during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period.  The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its effectiveness) more than six (6) times in any twelve (12) month period.  In the event that within fifteen (15) Trading Days following any Settlement Date, the Company gives a Blackout Notice to the Investor and the VWAP on the Trading Day immediately preceding such Blackout Period (“Old VWAP”) is greater than the VWAP on the first Trading Day following such Blackout Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement (“New VWAP”), then the Company shall pay to the Investor, by wire transfer of immediately available funds to an account designated by the Investor, the “Blackout Amount.”  For the purposes of this Agreement, Blackout Amount means a percentage equal to the product of (i) the number of Registrable Securities purchased by the Investor pursuant to the most recent Draw Down and actually held by the Investor immediately prior to the Blackout Period and (ii) the result, if greater than zero, obtained by subtracting the New VWAP from the Old VWAP; provided, however, that no Blackout Amount shall be payable in respect of Registrable Securities (x) that are otherwise freely tradable by the Investor, including under Rule 144, during the Blackout Period or (y) if the Company offers to repurchase from the Investor such Registrable Securities for a per share purchase price equal to the VWAP on the Trading Day immediately preceding the day on which any such Blackout Period began.  For any Blackout Period in respect of which a Blackout Amount becomes due and payable, rather than paying the Blackout Amount, the Company may at is sole discretion, issue to the Investor shares of Common Stock with an aggregate market value determined as of the first Trading Day following such Blackout Period equal to the

Blackout Amount (“Blackout Shares”); provided that the Investor may sell such Blackout Shares pursuant to an effective Registration Statement.”

This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall continue to be, and shall remain, in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Sincerely,

BIOSANTE PHARMACEUTICALS, INC.

		By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary

We confirm our agreement to the foregoing:

KINGSBRIDGE CAPITAL LIMITED

By:	/s/ A R Gardner-Hillman
Antony Gardner-Hillman
Director